UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 21, 2008 (February 19, 2008)

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MASSEY ENERGY COMPANY
(Exact name of registrant as specified in its charter)

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Delaware	1-7775	95-0740960
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Form Grant Agreements for Non-Employee Directors

On February 19, 2008, the Board of Directors of Massey Energy Company (the “Registrant”) ratified the form grant agreements approved and recommended by the Compensation Committee for use for non-employee directors under the Massey Energy Company 2006 Stock and Incentive Plan as stipulated by the Massey Energy Company Non-Employee Director Compensation Summary (Amended and Restated Effective November 12, 2007) (the “Non-Employee Director Compensation Summary”) filed as Exhibit 10.1 to the Registrant’s Form 8-K filed November 16, 2007. Two of the form grant agreements are for initial grants, one for restricted stock and one for restricted units, and the third form grant agreement is for annual grants of restricted stock. Copies of these three forms are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and are hereby incorporated into this Item 1.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2008, the Board duly appointed Lady Barbara Thomas Judge as a Class I director to serve until the Annual Meeting of the Registrant’s stockholders in 2009. She has been named to the Finance Committee, the Governance and Nominating Committee, and the Safety, Environmental and Public Policy Committee of the Board of Directors.

Lady Judge was appointed to the Board of the United Kingdom Atomic Energy Authority in September 2002 and became its chair in May 2004. A United States trained lawyer, Lady Judge has had a career in international banking and financial regulation during which she held several positions that included Director at News International Ltd, Board Director at Samuel Montagu & Co. and a Commissioner of the United States Securities and Exchange Commission. She is Chairman of the Governing Body of the School of Oriental & African Studies, a Public Member of the International Ethics Standards Board for Accountants, and a Member of the Trilateral Commission.

Lady Judge currently serves on the Board of the following publicly traded companies: Bakaert nv (an advanced metal transformation and advanced materials and coatings company), Friends Provident plc (a financial services group), Hardy Underwriting Group (an insurer/reinsurer operating within Lloyd’s of London), Magna International Inc. (a leading global supplier of technology advanced automotive components), Nationwide Accident Repair Services plc (an automotive crash repair and accident administration services company), Planet Payment, Inc. (a multi-currency payment processor), Portmeiron Group plc (a marketing and manufacturing company for homeware items), Private Equity Investor plc (an investment company), Quintain Estates and Development plc (a property and development company), and Robert Walters plc (a professional recruitment consultant company).

In accordance with the Non-Employee Director Compensation Summary, as a newly appointed director Lady Judge received on February 19, 2008 a one time grant of 2,662 shares of restricted stock and 1,790 restricted units.  In addition, for 2008, Lady Judge was awarded an annual grant of 1,936 shares of restricted stock in accordance with Non-Employee Director Compensation Summary.  The restrictions on the initial grants of restricted stock and restricted units and the annual grant of restricted stock lapse in one-third increments each year upon the anniversary of the date of grant or lapse in full upon the occurrence of any of the following:  (i) the applicable director retires at the age for Board retirement, if applicable, or obtains Board approval of early retirement; (ii) the applicable director dies or becomes permanently disabled; or (iii) a change of control occurs.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 19, 2008, the Board of Directors approved an amendment to the Registrant’s Bylaws to modify the language in Section 3.02 to increase the number of authorized board members from eight to nine. The full text of the Restated Bylaws, as amended as of February 19, 2008, is attached as Exhibit 3.1 to this report and is incorporated by reference into this Item 5.03.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
3.1	Restated Bylaws, as amended as of February 19, 2008.
10.1	Non-Employee Director Initial Restricted Stock Award Agreement.

10.2	Non-Employee Director Initial Restricted Unit Award Agreement.

10.3	Non-Employee Director Annual Restricted Stock Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: February 21, 2008	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	Vice President and Corporate Secretary

Exhibit Index

Exhibit Number	Description
3.1	Restated Bylaws, as amended as of February 19, 2008.
10.1	Non-Employee Director Initial Restricted Stock Award Agreement.

10.2	Non-Employee Director Initial Restricted Unit Award Agreement.

10.3	Non-Employee Director Annual Restricted Stock Award Agreement.